Exhibit 10.1

News

RUSSIAN GOVERNMENT INSITITUTION DEPLOYING $2.5M RiT ENTERPRISE SOLUTION

– PatchView IPLMS to Bring Visibility and Control to
Cable Networks in Branch Offices throughout 74 Russian Regions –

Tel Aviv, Israel – March 13, 2006 – RiT Technologies (NASDAQ: RITT), the pioneer and world-leading provider of intelligent physical layer solutions, today announced that it has received an order from one of Russia’s major government finance institutions for the deployment of a large scale PatchView™ Intelligent Physical Layer Management Solution (IPLMS). The system will be deployed in the organization’s branches in 74 regions throughout Russia to reduce downtime and IT maintenance expense while increasing the physical security of its mission-critical networks.

The order was secured by one of RiT’s long-standing partners in Russia. “With hundreds of offices spread over the whole of Russia, it was difficult for the institution’s IT staff to maintain control of cabling infrastructure expenses, much less to guarantee the security of the vital physical infrastructure” said Julia Belova, Business Development Director of RiT’s Russian representative office. “RiT’s IPLMS is a dream product that will provide an always-accurate, up-to-the-minute picture of the structured cabling topology of every branch. The system’s LED-guided MACs (Moves, Adds and Changes) will help eliminate patching errors, together with their associated costs and downtime. Overall, the system will deliver increased control and network uptime, reduced maintenance costs and enhanced physical network security.”

PatchView is the industry’s most widely-deployed real-time IPLMS, reducing downtime and network cost-of-ownership for organizations all over the world. “Russia has been and will remain a strategic market for RiT and RiT will continue to invest in order to develop and expand this market.” commented Doron Zinger, President and CEO of RiT. “We are pleased to cooperate with our partners on this significant project and look forward to working together to address additional opportunities in the region.”

About RiT Technologies

RiT is a leading provider of physical network infrastructure control and management solutions. Deployed in the networks of many of the world’s largest carriers and enterprises, its pioneering, fast-ROI products have proven their ability to simplify service deployment and provisioning, enhance troubleshooting accuracy, reduce infrastructure maintenance costs, enhance physical layer security and enable cost-effective service qualification and verification.

RiT is a member of the RAD group, a world leader in communications solutions. For more information, please visit our website: www.rittech.com

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate”, “forecast”, “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described under the heading “Risk Factors” in our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 20-F, which may be revised or supplemented in subsequent reports filed with the SEC. These factors include, but are not limited to, the following: our ability to raise additional financing, if required; the continued development of market trends in directions that benefit our sales; our ability to maintain and grow our revenues; our dependence upon independent distributors, representatives and strategic partners; our ability to develop new products and enhance our existing products; the availability of third-party components used in our products; the economic condition of our customers; the impact of government regulation; and the economic and political situation in Israel. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

CONTACT:
Simona Green
VP Finance
+972-3-766-4249
simonag@rit.co.il